Exhibit 10.80

STARTEK, INC.
RESTRICTED STOCK AGREEMENT

Date of Grant: January 5, 2007

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of the date of grant first stated above (the “Date of Grant”), is delivered by StarTek, Inc., a Delaware corporation (the “Company”), to A. Laurence Jones (the “Participant”), who is an employee of the Company.

Recitals

A. Participant and the Company have entered into that certain Employment Agreement, dated as of January 5, 2007, by and between the Company and Participant (the “Employment Agreement”), pursuant to which the Company has agreed to grant to Participant the shares of restricted stock set forth herein (the “Award”), subject to the terms and conditions hereof.

B. The Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) shall have full authority to administer this Award.

Agreement

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. Except as expressly indicated herein, defined terms used in this Agreement shall have the meanings set forth in the StarTek, Inc. Stock Option Plan (“Plan”) even though this Award is not granted under the Plan.

2. Grant of Restricted Stock. Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Committee, hereby grants to the Participant, 30,000 restricted shares of Common Stock of the Company (the “Restricted Stock”). The number of shares of Restricted Stock subject to this Award shall be adjusted by the Committee to prevent accretion, or to protect against dilution, in the event of a change in the capital structure of the Company, including, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

3. Vesting and Forfeiture of Restricted Stock.

(a) Vesting of Restricted Stock. The shares of Restricted Stock subject to this Award shall be subject to the restrictions contained in this Agreement and subject to forfeiture to the Company unless and until the shares of Restricted Stock have vested in accordance with the terms and conditions of this Agreement. The shares of Restricted Stock that have not previously vested or been forfeited will vest as follows:

On January 5, 2008:	10,000 shares of Restricted Stock

On January 5, 2011:	20,000 shares of Restricted Stock

Notwithstanding the foregoing, the 20,000 shares of Restricted Stock scheduled to vest on January 5, 2011 may vest earlier in the amounts and upon achieving the conditions set forth below:

Upon certification by the Committee that the Participant achieved at least 80% performance of the Specified Criteria for the 2008 fiscal year:	10,000 shares of Restricted Stock

Upon certification by the Committee that the Participant achieved at least 80% performance of the Specified Criteria for the 2009 fiscal year:	10,000 shares of Restricted Stock

For purposes of the foregoing, “Specified Criteria” mean the performance criteria and terms established by the Compensation Committee after consultation with Executive for the relevant fiscal year.

Upon Termination of Employment for any reason, Participant shall forfeit any shares of Restricted Stock that are not vested on the date of Termination of Employment.

For purposes of this paragraph, a “Change in Control” shall occur if (a) the Company consummates a merger, consolidation, statutory share exchange or similar form of corporate transaction in which the Company is not the surviving corporation or entity, provided that it shall not constitute a “Change in Control” if, immediately following such merger, consolidation, statutory share exchange or similar transaction, the holders of the Company’s voting securities immediately prior to such transaction own at least 51% of the voting securities of the surviving corporation or entity immediately following such transaction, (b) the Company consummates the sale or other disposition of all or substantially all of the assets of the Company or (c) the stockholders of the Company approve the complete liquidation or dissolution of the Company.

(b) Forfeiture. In the event (a) of a Termination of Employment of the Participant, (b) the Participant attempts to sell, assign, transfer or otherwise dispose of, or mortgage, pledge or otherwise encumber any of the shares of Restricted Stock or (c) the shares of Restricted Stock become subject to attachment or any similar involuntary process, then any shares of Restricted Stock that have not previously vested shall be forfeited by the Participant to the Company, the Participant shall thereafter have no right, title or interest whatever in such shares of Restricted Stock, and, if the Company does not have custody of any and all certificates representing shares of Restricted Stock so forfeited, the Participant shall immediately return to the Company any and all certificates representing shares of Restricted Stock so forfeited. Additionally, the Participant will deliver to the Company a stock power duly executed in blank relating to any and all certificates representing shares of Restricted Stock forfeited to the Company in accordance with the previous sentence or, if such stock power has previously been tendered to the Company, the Company will be authorized to deem such previously tendered stock power delivered, and the Company will be authorized to cancel any and all certificates representing shares of Restricted Stock so forfeited and to cause a book entry to be made in the records of the Company’s transfer agent in the name of the Participant (or a new stock certificate to be issued, if requested by the Participant) evidencing any shares that vested prior to forfeiture. If the shares of Restricted Stock are evidenced by a book-entry made in the records of the Company’s transfer agent, then the Company will be authorized to cause such book-entry to be adjusted to reflect the number of shares of Restricted Stock so forfeited.

(c) Lapse of Restrictions; Issuance of Unrestricted Stock. Upon the vesting of any shares of Restricted Stock, such vested shares will no longer be subject to forfeiture as provided in paragraph 3(b) of this Agreement. Upon the vesting of any shares of Restricted Stock, all restrictions on such shares will lapse and the Company will issue to the Participant a certificate or electronically transfer by book-entry the number of shares of Common Stock of the Company that are free of any transfer or other restrictions arising under this Agreement.

4. Rights as a Stockholder. As of the Date of Grant specified at the beginning of this Agreement, the Participant shall have all of the rights of a stockholder of the Company with respect to the shares of Restricted Stock (including voting rights and the right to receive dividends and other distributions), except as otherwise specifically provided in this Agreement.

5. Non-Transferability of Award. The Award and the shares of Restricted Stock shall not be assignable or transferable by the Participant except, in case of the death of the Participant, by will or the laws of descent and distribution. In addition, the Award and shares of Restricted Stock shall not be subject to attachment, execution or other similar process. In the event of (i) any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Award and Restricted Stock, except as provided for herein, or (ii) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Award by notice to the Participant and the shares of Restricted Stock subject to the Award shall thereupon be forfeited.

6. Transferability of Restricted Stock. Any book-entry or stock certificates representing the Restricted Stock may, at the Committee’s discretion, contain a notation or bear the following legend (as well as any notations or legends required by applicable state and federal corporate and securities laws) noting the existence of the restrictions contained in this Agreement:

“THE SHARES REPRESENTED BY THIS [BOOK-ENTRY] [CERTIFICATE] MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

The Company shall not be required to bear any expenses of compliance with the Act, other applicable securities laws, or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification or transfer, as the case may be, of the Restricted Shares. In addition to the other restrictions on transfer set forth herein, the shares of Restricted Stock may not be transferred unless (i) the Company shall have been furnished with a satisfactory opinion of counsel to the effect that such transfer will be in compliance with the Act and all other applicable securities laws, or (ii) the transfer of the shares of Restricted Stock shall have been duly registered in compliance with the Act and all other applicable securities laws.

7. Employment Not Affected. Neither the granting of the Award shall be construed as granting to the Participant any right with respect to continuance of employment with the Company or any Subsidiary. Except as may otherwise be limited by a written agreement between the Company or any Subsidiary and the Participant, the right of the Company or any Subsidiary to terminate at will the Participant’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company or Subsidiary (whichever the case may be), and acknowledged by the Participant.

8. Amendment of Restricted Stock Award. The Award may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its reasonable discretion, that amendment is necessary or advisable in the light of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; provided that, such amendment shall not materially and adversely affect the rights of the Participant hereunder; or (ii) other than in the circumstances described in clause (i), with the consent of the Participant.

9. Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of its Secretary at its executive offices at 44 Cook Street, Suite 400, Denver, Colorado 80206, and any notice to the Participant shall be addressed to the Participant at the current address shown on the payroll records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

10. Tax Consequences and Withholding. The Participant understands that unless a proper and timely Section 83(b) election has been made as further described below, generally under Section 83 of the Code, at the time the shares of Restricted Stock vest, the Participant will be obligated to recognize ordinary income and be taxed in an amount equal to the Fair Market Value as of the date of vesting for the shares of Restricted Stock then vesting. The Participant shall be solely responsible for any tax obligations that may arise as a result of the shares of Restricted Stock, provided that the Company may require the forfeiture of a number of shares of Restricted Stock having a Fair Market Value as of the date of vesting equal to the amount of any required withholding.

The Participant has been informed that, with respect to the grant of the Award, an election may be filed by the Participant with the Internal Revenue Service, within 30 days of the date of grant, electing pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the Restricted Stock on the date of grant. The Participant acknowledges that it is the Participant’s sole responsibility to timely file the election under Section 83(b) of the Code. If the Participant makes such election, the Participant shall promptly provide the Company a copy and the Company may require at the time of such election an additional payment for withholding tax purposes based on the Fair Market Value of the Restricted Stock as of the date of issuance.

11. Governing Law. The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the laws of the State of Delaware, except to the extent preempted by federal law, which shall to the extent of such preemptive govern.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Date of Grant specified above.

STARTEK, INC.

By: /s/ Albert C. Yates
       Albert C. Yates
       Chairman of the Compensation
       Committee of the Board of Directors

ACCEPTED AND AGREED TO:

/s/ A. Laurence Jones
A. Laurence Jones, Participant

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